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                                                                     EXHIBIT 5.1


                         [LATHAM & WATKINS LETTERHEAD]


                                  July 20, 2001
                                                           FILE NO. 026601-0000
Women First HealthCare, Inc.
12220 El Camino Real, Suite 400
San Diego, CA 92130

                Re:     Form S-8 Registration Statement
                        700,000 Shares of Common Stock

Ladies and Gentlemen:

                In connection with the registration by Women First HealthCare, Inc., a Delaware corporation (the "Registrant"), of 700,000 shares of common stock, par value $0.001 per share (the "Shares"), of the Registrant to be issued pursuant to the Amended and Restated 1998 Long-Term Incentive Plan (the "Plan") under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 20, 2001 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

                Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

                We consent to your filing this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          /s/ LATHAM & WATKINS